Exhibit 99.1

INTERNATIONAL ASSETS HOLDING CORPORATION REPORTS

FISCAL FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Provides Fiscal Fourth Quarter and Full Year Results for

Recently Acquired FCStone Group

New York, NY – December 14, 2009 – International Assets Holding Corporation (the ‘Company’; NASDAQ: IAAC) today announced its fiscal year 2009 financial results. Certain financial metrics discussed in this press release are non-GAAP, reflecting marked-to-market differences in the Company’s commodities business. A reconciliation of those metrics to GAAP equivalents is provided in the table below, and further discussion of the use of non-GAAP metrics is provided in the Company’s Form 10-K, to be filed with the Securities and Exchange Commission (“SEC”).

Sean O’Connor, CEO of International Assets, stated, “Despite challenging market conditions we recorded improved non-GAAP earnings over the prior-year quarter and another record result for the year overall, with a 16% adjusted return on average equity, excluding the extraordinary gain related to the merger with FCStone. For the year, we posted 9% growth in adjusted operating revenues and 23% growth in adjusted pro forma net income from continuing operations with all businesses except equity trading achieving double digit revenue growth rates. Adjusted book value per share increased to $14.16 per share.

“On September 30 we completed our merger with FCStone, beginning a new era for International Assets. This strategic combination of complementary and like-minded businesses provides an enhanced platform for growth that should provide attractive long term returns to our investors.”

International Assets Holding Corporation Summary Financials

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(Unaudited) (In millions, except share and per share amounts)	2009	2008	% Change	2009	2008	% Change
Total operating revenues	$13.5	$22.1	(39)%	$91.3	$117.0	(22)%
Interest expense	1.8	3.0	(40)%	8.0	11.2	(29)%

Net revenues	11.7	19.1	(39)%	83.3	105.8	(21)%
Compensation and benefits	7.9	8.5	(7)%	40.8	36.5	12%
Clearing and related expenses	3.4	3.9	(13)%	17.5	14.7	19%
Other non-interest expenses	4.4	3.6	22%	12.1	11.7	3%

Total non-interest expenses	15.7	16.0	(2)%	70.4	62.9	12%

(Loss) income before income tax and minority interest	(4.0)	3.1	(a )	12.9	42.9	(70)%
Income tax (benefit) expense	(2.2)	1.3	(a )	2.6	16.2	(84)%
Minority interest in (income) loss of consolidated entities	—	(0.7)	(a )	0.5	(1.0)	(a )

(Loss) income from continuing operations	(1.8)	2.5	(a )	9.8	27.7	(65)%
Loss (income) from discontinued operations, net of taxes	—	0.4	(100)%	0.7	(0.1)	(a )

(Loss) income before extraordinary gain	(1.8)	2.1	(a )	9.1	27.8	(67)%
Extraordinary gain	18.5	—	(a )	18.5	—	(a )

Net income	$16.7	$2.1	695%	$27.6	$27.8	(1)%

Earnings per share:
Basic	$1.87	$1.56	20%	$3.11	$3.30	(6)%
Diluted	$1.62	$1.35	20%	$2.80	$2.95	(5)%
Weighted average number of common shares outstanding:
Basic	8,946,275	8,536,321	5%	8,895,697	8,434,976	5%
Diluted	8,946,275	8,967,419	(0)%	10,182,586	9,901,706	3%

Segmental operating revenues (non-GAAP) reconciliation:
Total operating revenues, as reported (GAAP)	13.5	22.1	(39)%	91.3	117.0	(22)%
Gross marked-to-market adjustment	4.1	(3.4)	(a )	6.9	(26.9)	(a )

Adjusted operating revenues (non-GAAP) (b)	17.6	18.7	(6)%	98.2	90.1	9%

Represented by:
International equities market-making	3.5	8.8	(60)%	33.8	33.9	(0)%
Foreign exchange trading	6.4	7.1	(10)%	30.4	23.8	28%
Commodities trading (adjusted, non-GAAP)	5.2	3.3	58%	26.1	22.8	14%
International debt capital markets	1.7	1.4	21%	4.9	4.3	14%
Asset management	1.0	(3.6)	(a )	3.2	1.8	78%
Other	(0.2)	1.7	(a )	(0.2)	3.5	(a )

Adjusted operating revenues (non-GAAP) (b)	17.6	18.7	(6)%	98.2	90.1	9%

Net income (non-GAAP) reconciliation:
Net income, as reported (GAAP)	16.7	2.1	695%	27.6	27.8	(1)%
Exclude extraordinary gain	(18.5)	—	(a )	(18.5)	—	(a )
Gross marked-to-market adjustment	4.1	(3.4)	(a )	6.9	(26.9)	(a )
Pro forma tax effect at 37.5%	(1.5)	1.2	(a )	(2.5)	10.1	(a )

Adjusted, pro forma net income (non-GAAP) (c)	0.8	(0.1)	(a )	13.5	11.0	23%

Reconciliation of income from continuing operations to adjusted EBITDA from continuing operations (non-GAAP)
(Loss) income from continuing operations, as reported (GAAP)	(1.8)	2.5	(a )	9.8	27.7	(65)%
Minority interests	—	(0.7)	(a )	0.5	(1.0)	(a )
Income tax	(2.2)	1.3	(a )	2.6	16.2	(84)%
Depreciation and amortization	0.3	0.3	0%	0.9	0.9	0%
Interest expense	1.8	3.0	(40)%	8.0	11.2	(29)%
Interest income	(0.2)	(1.4)	(86)%	(1.9)	(3.1)	(39)%
Gross marked-to-market adjustment	4.1	(3.4)	(a )	6.9	(26.9)	(a )

Adjusted EBITDA from continuing operations (non-GAAP) (d)	2.0	1.6	25%	26.8	25.0	7%

Consolidated financial statements for the Company will be included in the Company’s Annual report on Form 10-K to be filed with the SEC. The Form 10-K will also be made available on the Company’s website at www.intlassets.com.

(a)	Comparison not meaningful.
(b)	Adjusted operating revenue is a non-GAAP measure that represents operating revenues adjusted by marked-to-market differences in the Company’s commodities segment, as shown in the table. The table above reflects all reconciling items between the GAAP operating revenues and non-GAAP adjusted operating revenues. For a full discussion of management’s reasons for disclosing these adjustments, see ‘Item 6. Selected Financial Data’ in the Form 10-K for the year ended September 30, 2009.
(c)	Adjusted, pro forma net income is a non-GAAP measure that represents net income adjusted by pro forma, after-tax marked-to-market differences in the Company’s commodities segment and the extraordinary gain related to the FCStone merger. The table above reflects all reconciling items between the GAAP net income and non-GAAP adjusted pro forma net income.
(d)	Adjusted EBITDA is a non-GAAP measure. The table above shows a calculation of Adjusted EBITDA.

FCStone Group Summary Financials:

International Assets’ merger with FCStone closed on September 30, 2009. Under GAAP, the historic results of operations are not included in the Consolidated Income Statements of the Company for the year ended September 30, 2009. Summary results of operations of FCStone for the fourth quarter and year ended August 31, 2009, are provided below. The consolidated financial statements of FCStone Group, Inc. for the fiscal years ended August 31, 2009 and 2008 have been included in a Current Report on Form 8-K to be filed by International Assets.

International Assets’ Form 10-K also includes a pro forma financial presentation of historical results for the two companies on a combined basis.

Pete Anderson, President of International Assets and CEO of FCStone, commented, “As we begin to see early signs of recovery in key areas of the commodity markets, we believe the timing couldn’t be better to join forces with International Assets. Together we share a focus on delivering differentiated, quality services to commercial customers, and International Assets brings the management depth and capital to support the long-term growth of our commodity risk management consulting business both in the US and internationally.”

FCStone Group, Inc. Summary results of operations

	Three Months Ended August 31,				Fiscal Year Ended August 31,
(Unaudited) (In millions)	2009	2008	% Change		2009	2008	% Change
Sales of commodities	$0.5	$—	(a	)	$19.8	$2.0	890%
Cost of commodities sold	0.6	—	(a	)	19.6	1.1	1,682%

Gross profit on commodities sold	(0.1)	—	(a	)	0.2	0.9	(78)%
Commissions and clearing fees	30.1	46.5	(35)%		139.8	179.2	(22)%
Service, consulting and brokerage fees	11.1	28.9	(62)%		54.4	97.7	(44)%
Interest	2.5	10.8	(77)%		24.3	48.3	(50)%
Other	5.1	2.1	143%		10.6	10.4	2%

Revenues, net of cost of commodities sold	48.7	88.3	(45)%		229.3	336.5	(32)%

Costs and expenses (excluding provision for bad debts)	55.4	72.8	(24)%		221.7	256.3	(13)%
Provision for bad debts	1.7	0.1	1,600%		119.9	2.0	5,895%

Total costs and expenses	57.1	72.9	(22)%		341.6	258.3	32%

(Loss) income before income tax and minority interest	(8.4)	15.4	(a	)	(112.3)	78.2	(a )
Income tax (benefit) expense	(3.6)	7.4	(a	)	(45.7)	30.9	(a )
Minority interest in (income) loss of consolidated entities	(0.3)	(0.1)	200%		(0.9)	(0.1)	800%

(Loss) income from continuing operations	$(4.5)	$8.1	(a	)	$(65.7)	$47.4	(a )

Net income (non-GAAP) reconciliation:
Net income, as reported (GAAP)	(4.5)	8.1	(a	)	(65.7)	47.4	(a )
Provision for bad debt expense specific to energy trading account deficit	—	—			111.5	—	(a )
Legal and professional fees related to the energy trading account deficit	0.2	—	(a	)	2.5	—	(a )
Impairment of goodwill, intangibles and other assets	8.0	—	(a	)	9.9	—	(a )
Legal and professional fees specific to the merger	2.4	—	(a	)	2.7	—	(a )
Net effect of FGDI loss on commodity contract dispute and sale of the remaining ownership interest	(4.3)	—	(a	)	1.8	—	(a )
Pro forma tax effect at 40.8%	(2.6)	—	(a	)	(52.4)	—	(a )

Adjusted, pro forma net income (non-GAAP) (b)	(0.8)	8.1	(a	)	10.3	47.4	(78)%

(a)	Comparison not meaningful.
(b)	Adjusted, pro forma net income is a non-GAAP measure that represents net income adjusted by pro forma, after-tax adjustments. The table above reflects all reconciling items between GAAP net income and non-GAAP Adjusted pro forma net income.

FCStone Group, Inc. Operating Results by Segment

FCStone’s income (loss) from continuing operations before minority interest and income tax expense by segment and certain other data are outlined below for the periods noted.

	Three Months Ended August 31,			Fiscal Year Ended August 31,
(Unaudited) (In millions)	2009	2008	% Change	2009	2008	% Change

Segmental operating revenues (non-GAAP) reconciliation:
Total operating revenues, as reported (GAAP)	49.3	88.3	(44)%	248.9	337.6	(26)%
Cost of commodities sold	0.6	—	(a )	19.6	1.1	1,682%

Revenues, net of cost of commodities sold (non-GAAP) (b)	48.7	88.3	(45)%	229.3	336.5	(32)%

Represented by:
Commodity and Risk Management Services	24.1	49.3	(51)%	109.3	177.3	(38)%
Clearing and Execution Services	19.8	36.7	(46)%	113.7	147.2	(23)%
Financial Services	0.1	1.4	(93)%	2.4	9.2	(74)%
Corporate and Other	4.9	0.8	513%	4.6	4.0	15%
Eliminations	(0.2)	0.1	(a )	(0.7)	(1.2)	(42)%

	48.7	88.3	(45)%	229.3	336.5	(32)%

Segmental (loss) income from operations before minority interest and income tax (benefit) expense:
Commodity and Risk Management Services (1)	(6.4)	13.3	(a )	4.4	67.5	(93)%
Clearing and Execution Services (2) (3) (4)	(0.2)	5.1	(a )	(97.2)	20.2	(a )
Financial Services	(0.1)	0.5	(a )	0.1	1.7	(94)%
Corporate and Other (5) (6) (7) (8)	(1.7)	(3.5)	(51)%	(19.6)	(11.3)	73%

	(8.4)	15.4	(a )	(112.3)	78.1	(a )

(a)	Comparison not meaningful.
(b)	Revenues, net of cost of commodities sold is a non-GAAP financial measure that represents the total revenues presented in accordance with GAAP, less the cost of commodities sold.
(1)	Amounts for the three months and fiscal year ended August 31, 2009 include $7.7 million and $8.7 million, respectively, of impairment losses on goodwill, intangibles and other assets.
(2)	Amounts for the fiscal year ended August 31, 2009 include a $0.9 million impairment loss on goodwill.
(3)	Amounts for the fiscal year ended August 31, 2009 include a bad debt provision related to a specific energy trading customer account deficit of $111.5 million.
(4)	Amounts for the fiscal year ended August 31, 2009 include $1.5 million of professional and legal fees related to the energy trading customer account deficit.
(5)	Amounts for the three months and fiscal year ended August 31, 2009 include $0.2 million and $1.1 million of professional and legal fees related to the energy trading customer account deficit.
(6)	Amounts for the three months and fiscal year ended August 31, 2009 include $2.4 million and $2.7 million, respectively, of professional and legal fees related to the merger.
(7)	Amounts for the three months and fiscal year ended August 31, 2009 include $0.3 million, respectively, of impairment losses on intangible assets.
(8)	Amounts for the three months ended August 31, 2009 include a $4.3 million gain on sale of the remaining ownership interest in FGDI. Amounts for the fiscal year ended August 31, 2009 include a net loss of $1.8 million resulting from the settlement by FGDI of a contractual dispute through litigation as discussed in FCStone’s third quarter 2009 Form 10-Q, offset by the gain on sale of the remaining ownership interest.

	Three Months Ended August 31,			Fiscal Year Ended August 31,
	2009	2008	% Change	2009	2008	% Change
Other Data (Unaudited)
Average customer segregated assets (in millions)	925	1,660	(44)%	1,024	1,357	(25)%
Exchange contract trading volume (in thousands)	9,219	21,546	(57)%	60,558	98,611	(39)%
OTC contract trading volume (in thousands)	73	396	(82)%	513	1,361	(62)%

Conference Call & Web Cast

A conference call will be held tomorrow, Tuesday, December 15, 2009 at 9:00 a.m. ET. A live web cast of the conference call as well as a replay will be available online on the Company’s corporate web site at http://www.intlassets.com. Participants can also access the call by dialing 888-259-8724 (within the United States), or 913-312-1480 (international callers) approximately ten minutes prior to the start time.

A replay of the call will be available approximately two hours after the call has ended and will be available through Tuesday, December 22, 2009. To access the replay, dial 888-203-1112 (within the United States), or 719-457-0820 (international callers) and enter the replay passcode 9541228.

About International Assets Holding Corporation

International Assets Holdings Corporation (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 10,000 commercial customers in more than 100 countries through a network of offices in eleven countries around the world.

Further information on INTL is available at www.intlassets.com.

Forward Looking Statements

This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to International Assets Holding Corporation, are intended to identify forward-looking statements.

These forward-looking statements are largely on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the combined company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by International Assets with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. International Assets undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

International Assets Holding Corporation

Investor inquiries:

Bill Dunaway, CFO

866-522-7188

bdunaway@intlassets.com

Brainerd Communicators, Inc.

Media inquiries:

Joseph LoBello

212-986-6667

lobello@braincomm.com